Exhibit (p)(17)

REVISED CODE OF ETHICS

STONEBRIDGE CAPITAL MANAGEMENT, INC.

July 10, 2014

WHEREAS, the business of investment counsel constitutes a profession involving a relationship of trust and confidence between the investment counselor and his clients; and

WHEREAS, an investment counseling firm has a fiduciary relationship with its clients in certain respects; and

WHEREAS, the business of investment counsel involves access to information and the implementation of decisions with respect to securities which may have at least a temporary impact on the market price of securities; and

WHEREAS, in the context of the relationship between an investment counseling firm and its clients, adherence to the highest standards of conduct is required in order to insure that the interests of the client take precedence over the interests of those persons engaged in the business of investment counseling; and

WHEREAS, professional conduct, Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 require the adoption of a written Code of Ethics containing provisions reasonably necessary to prevent supervised persons of an investment counselor from engaging in certain improper acts;

NOW THEREFORE, the Board of Directors of Stonebridge Capital Management, Inc. has adopted the following revised Code of Ethics:

(1) The provisions of this Code of Ethics, shall apply to all officers, directors and employees of Stonebridge Capital Management, Inc. (hereinafter referred to as “SCM”) and to all officers, directors, and employees of affiliated companies of SCM who are physically located in the offices of SCM, regardless of whether or not they have access to “investment information” (such persons are hereinafter referred to as “Affiliates”).

(2) It is unlawful, and a violation of this Code of Ethics, for any Affiliate in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a registered investment company or any other client of SCM:

(a)	To employ any device, scheme, or artifice to defraud such clients;
(b)	To make to such clients any untrue statement of a material fact or omit to state to such clients a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(c)	To engage in any act, practice, or course of business which operates as a fraud or deceit upon such clients; or
(d)	To engage in any manipulative practice with respect to such clients.

(3) (a) For purposes of this Code of Ethics, the term “investment information” shall mean all information relating to the development and dissemination of advice with respect to the purchase or sale of securities.

(b) For purposes of this Code of Ethics, a personal account of an Affiliate (“Affiliate’s Personal Account”) shall include not only interests and accounts held by such Affiliate both of record and beneficially, but also those interests and accounts in which such Affiliate has solely a beneficial interest as defined in Regulation 16a-1(a)(2) of the Securities Exchange Act of 1934. A beneficial interest will be deemed to exist, among other things, with respect to all accounts in the name of or for the benefit of such Affiliate’s spouse, any other member of such Affiliate’s immediate family living with such Affiliate, any trust of which such Affiliate is a trustee or in which such Affiliate has a beneficial interest and has or shares investment control, or any estate of which such Affiliate is executor or personal representative or in which such Affiliate has a beneficial interest.

(4)     Each Affiliate is directed to avoid investments or investment practices for any of such Affiliate’s Personal Accounts which would tend to impair such Affiliate’s ability to make wholly disinterested investment judgments and recommendations. Each Affiliate is prohibited from using any investment information obtained in any way for the benefit of any such Affiliate’s Personal Accounts to the detriment of investment counsel clients of SCM.

(5)     No Affiliate shall engage in any investment or financial transaction in partnership or in any other financial arrangement with any client of SCM, including borrowing or lending funds and or giving or receiving personal guarantees. This provision should and will be viewed in the broadest interpretation possible. If an Affiliate has any question regarding the application of this provision to a specific situation the Affiliate should seek approval from the Board of Directors of SCM.

(6)     Affiliates must obtain approval from the President of SCM and assure that no conflict of interest exists before accepting a position on the board of directors of any organization.

(7)     Prior to executing a securities transaction in his/her Personal Account, each Affiliate, whose account is not managed by SCM, is required to obtain approval of such transaction in advance (referred to as “Pre-Clearance”) from any two members of the Management Committee of the Board of Directors of SCM. In the event that there are not two members of the Management Committee available to approve the transaction,

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any Managing Director of SCM may substitute for a committee member. In order to gain such approval, the Affiliate is required to receive approval and written acknowledgement from each SCM Portfolio Manager that there is no conflict between the client accounts for which the Portfolio Manager is responsible and the intended transaction by submitting a request on the Pre-Clearance form attached as Exhibit A. Such approval shall be valid only for one business day.

(8)     No Affiliate shall engage in a purchase transaction for any of such Affiliate’s Personal Accounts in a security being bought by any discretionary client account managed or advised by SCM (“Client Accounts”) including, but not limited to, any investment company managed by SCM, or engage in a sale transaction for any of the Affiliates’ Personal Accounts in a security being sold in any Client Account until the calendar day following any purchases or sales for all Client Accounts in such security have been completed. Affiliates are permitted to engage in a sale transaction in their personal accounts on the same day as discretionary clients once the transactions for all these clients have been completed. Such transactions must be approved by the same process as mentioned in the previous paragraph. In such instance where the Affiliate intends to engage in a transaction counter to transactions being conducted in Client Accounts, the Affiliate may not place the trade on the same calendar day as the Client Accounts.

For purposes of this Code of Ethics, the term “security” shall not include the shares of any open-end investment company other than any open-end investment companies managed by SCM, ETFs or ETNs , direct obligations of the U.S. Government, bankers acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt investments (including repurchase agreements).

(9)     No Affiliate shall acquire any securities for any of such Affiliate’s Personal Accounts in an initial public offering.

(10)     No Affiliate shall sell any security for any of such Affiliate’s Personal Accounts until a period of at least one calendar day has elapsed since the security was purchased.

(11)     No Affiliate shall acquire any securities for any of such Affiliate’s Personal Accounts in a private placement unless such Affiliate has received prior written approval from the President of SCM. An Affiliate who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that issuer by Clients. Any investment decision made on behalf of Client Accounts relating to the subsequent security must be made by investment personnel other than the Affiliate.

(12)     No Affiliate shall solicit or accept any offer made by any person whereby he or she would be enabled to purchase or sell any security for any of such Affiliate’s

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Personal Accounts at a price or under conditions more favorable than those obtainable or offered to any clients of SCM, including, but not limited to, any investment company managed by SCM.

(13)     No Affiliate shall trade either in any of such Affiliate’s Personal Accounts or on behalf of others, including Client Accounts, on material nonpublic information, or communicate nonpublic information to others in violation of the law.

(14)     No Affiliate shall disclose to anyone other than another Affiliate the securities activities engaged in or contemplated for the various portfolios of Stonebridge Funds Trust (the “Trust”), except for the following disclosures:

to persons providing services to the Trust who have a need to know such information in order to fulfill their obligations to the Trust, such as portfolio managers, administrators, custodians, and the Trust’s Board of Trustees;

in connection with periodic reports that are available to shareholders and the public;

to mutual fund rating or statistical agencies or persons performing similar functions who have signed a confidentiality agreement with the Trust;

pursuant to a regulatory request or as otherwise required by law;

to persons approved in writing by the Compliance Officer of the Trust; or

to attorneys or accountants for the Trust or SCM.

(15)     No Affiliate shall combine an order for such Affiliate’s Personal Accounts with orders for Clients’ accounts in any trade unless the Affiliate’s Personal Account is included in a Stonebridge Strategy, in which case the account could be traded alongside Clients’ accounts.

(16)     No Affiliate shall accept any gift of value greater than $100.00 from any broker, SCM vendor, or third party supplier to SCM, without prior verbal approval of the Chief Compliance Officer (“CCO”). Each Affiliate shall report all gifts received on SCM’s Gifts Reporting Form (Exhibit B). Such reports are due thirty days following the end of each calendar quarter.

(17)     Each Affiliate shall disclose his or her personal securities holdings within ten (10) days of the commencement of employment or becoming an officer or director by completing Exhibit C attached hereto. The information in this initial holdings report must be current as of a date no more than 45 days prior to the commencement of employment or becoming an officer or director. Each Affiliate shall certify his or her holdings annually as of December 31st of each year within 45 days of year end by

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completing Exhibit C attached hereto. Each Affiliate shall identify each brokerage account in which he or she has a beneficial interest on Exhibit C and shall request in writing that duplicate monthly brokerage or custodial statements and confirmations for each of such Affiliate’s Personal Accounts be sent to SCM. If an Affiliate adds a new brokerage account in which he or she has a beneficial interest during the calendar year, the Affiliate shall amend Exhibit C within ten (10) days of such new brokerage account being opened. The Affiliate shall identify each new brokerage account on the amended Exhibit C and shall request in writing that duplicate monthly brokerage or custodial statements and confirmations for each new brokerage account be sent to SCM.

(18)     Each Affiliate shall report quarterly, on Exhibit D attached hereto, all securities transactions by each of such Affiliate’s Personal Accounts during the preceding quarter to the CCO no later than 30 days following the end of the quarter. The information about each transaction shall include the following:

(a)	The date of the transaction, the title and the number of shares, the ticker symbol or CUSIP number, interest rate and maturity date (if applicable) and the principal amount of each security involved;
(b)	The nature of the transaction (i.e., purchase, sale, or any type of acquisition or disposition);
(c)	The price at which the transaction was effected; and
(d)	The name of the broker, dealer, or bank with or through whom the transaction was effected.
(e)	The report’s submission date.

(19)     No Affiliate may serve as a member of the board of directors of any publicly traded company, without the prior written approval of the President of SCM, based on a determination that the board service would not be inconsistent with the interests of SCM or of its Clients. If an investment person is serving as a board member, that investment person shall not participate in making any investment decisions relating to the securities of the company on whose board he or she sits.

(20)     No Affiliate shall enter into any securities transaction with any investment counsel client of SCM unless prior approval of the Board of Directors of SCM has been obtained.

(21)     Within 10 days of association or employment with SCM and within ten days of adoption of this revised Code of Ethics, each Affiliate must certify in writing that he has received, read and understands the Code and recognizes that he is subject to such Code. (Exhibit E)

(22)     Annually each Affiliate must certify that he has read and understands the Code and recognizes that he is subject to such Code. In addition, annually each Affiliate must certify that he has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code. (Exhibit F)

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(23)     The CCO shall be responsible for reviewing all preclearance forms, confirmations of transactions, for all Affiliate Personal Accounts, Initial Holdings Reports, Annual Holdings Reports, Certification of Compliance forms, Personal Securities Transaction Quarterly Reports and any other documents deemed necessary to assure compliance with this revised Code of Ethics. The President shall be responsible for reviewing all such forms documenting the CCO’s compliance with this revised Code of Ethics. The CCO shall compare the trading reported by the Affiliates’ Personal Accounts with transactions in SCM client accounts to see if the transactions by Affiliates’ Personal Accounts harmed or could harm SCM client accounts. The CCO shall review these documents on a prompt basis.

The CCO is responsible for reviewing and monitoring personal securities transactions of Affiliates in accordance with the following procedures:

a.	Quarterly Reviews

1.	The CCO is responsible for reviewing the list of Affiliates against the quarterly securities reports each quarter to assure reporting compliance by all Affiliates.

2.

The CCO will review all personal securities trades of Affiliates at least quarterly utilizing account statements provided by financial institutions holding the accounts for trading abuses and will compare them to pre-clearance forms to determine if all transactions were in compliance with pre-clearance terms.

3.	The CCO shall prepare a written report each quarter to SCM’s President that describes any issues that arose during the previous quarter under this policy.

b.	Annual Reviews

1.	The CCO is responsible for reviewing a list of all Affiliates against Initial and Annual Securities Holdings Reports to assure compliance with the reporting requirements.

2.

In addition, the CCO should compare the securities holdings reports to a sample of quarterly securities transaction reports and/or statements from financial institutions holding the accounts to assure the Affiliate is reporting personal securities transactions as required.

(24)     Affiliates are in a position of trust with respect to SCM’s clients. Affiliates should act at all times with the utmost integrity. Affiliates should perform their duties with complete propriety and should not take advantage of their position. These

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persons should use reasonable care and exercise independent professional judgment. In any act in which an Affiliate engages, the Affiliate should consider the reputation of the firm, whether his conduct is not only legal, but also ethical, whether he is acting in the best interests of SCM’s clients, and whether his act or omission to act is consistent with SCM’s ideals of integrity, openness, honesty and trust. Affiliates shall not engage in any professional conduct involving fraud, dishonesty, deceit or misrepresentation of a material fact.

(25)     Affiliates should keep in mind the following fundamental fiduciary principles that govern their activities:

a.	The interests of the clients must come first. Affiliates must scrupulously avoid serving their own interests ahead of those of any client when making any decision relating to personal investments;

b.	Affiliates must not take inappropriate advantage of their positions;

c.	Information concerning clients’ investments must be kept confidential; and

d.

Affiliates shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

(26)     The Code is intended to (a) minimize conflicts of interest and even the appearance of conflicts of interest, between Affiliates and SCM’s clients in the securities markets and (b) assure that personal securities transactions of Affiliates are made in compliance with applicable securities laws. SCM’s general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of clients. When a potential conflict of interest arises, Affiliates must recognize that the client has a prior right to the benefits of SCM’s judgment over the Affiliate.

(27)     Affiliate should comply with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Advisers Act, the Investment Company Act, Gramm-Leach-Bliley Act of 2002, the Sarbanes-Oxley Act of 2002, the Bank Secrecy Act and the rules thereunder. In summary, these laws and rules:

•	require registration of publicly traded securities,
•	place restrictions on the manner privately offered securities are offered and sold,
•	require registration of an investment company unless an exemption is available,
•	mandate full disclosure of all material facts when offering or selling a security, advising a client or managing an investment company,

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•	prohibit fraud in connection with the offer and sale of securities,
•	require registration of investment companies and investment advisers unless an exemption is available, and
•	set forth requirements to protect the privacy of client personal information

(28)     Affiliates shall not knowingly assist another person to violate the federal securities laws.

(29)     SCM shall deliver a copy of this Code of Ethics and each amendment or amended version to each Affiliate.

(30)     Affiliates must safeguard material, non-public information about SCM client transactions and adhere to SCM’s Privacy Policy and Procedures. This includes, but is not limited to adherence to physical and technical security of data.

(31)     SCM will summarize the key provisions of its Code of Ethics in response to Item 11 in Part 2A of its Form ADV. The disclosure will state that SCM will provide a copy of its Code of Ethics to any client or prospective client upon request. The CCO will make a record of all requests and the date and to whom the Code was delivered.

(32)     Affiliates who become aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the CCO or the President of SCM who will notify the CCO.

(33)     The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Affiliate Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits to a charity selected by the Board of Directors of SCM, and/or (7) any other sanction deemed appropriate by the CCO and the President of SCM.

(34)     The CCO shall oversee compliance with SCM’s Code of Ethics and shall:

1.	Create and maintain a list of all Affiliates.
2.	Monitor Affiliates’ personal securities transactions and reporting;
3.	Monitor compliance with the Standards of Business Conduct set forth in this Code of Ethics;
4.	Require Affiliates to read this Code of Ethics and obtain required acknowledgments;
5.	Monitor requests for a copy of SCM’s Code of Ethics and subsequent delivery;
6.	Monitor ADV disclosure regarding SCM’s Code of Ethics for accuracy;
7.	Report all Code violations or apparent violations to SCM’s President in writing promptly upon discovery;

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8.	Review the Code for adequacy and effectiveness at least annually and report the results to SCM’s President;
9.	Hold training and education sessions for Affiliates regarding the Code at least annually and require all Affiliates to attend; and
10.	Maintain required books and records in accordance with the provisions of this Code of Ethics.

(35)     The CCO will ensure that the following books and records are maintained in, as appropriate, electronic or hard copy form for at least five years, two years in an easily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;
2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
3.

A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an Affiliate; (These records must be kept for five years after the individual ceases to be an Affiliate of SCM.)

4.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports; and
5.	A list of the names of persons who are currently, or within the past five years were Affiliates of SCM.

(37) Any questions regarding the application, interpretation, or administration of this Code of Ethics shall be referred by the person concerned to the President of SCM in advance of any contemplated transaction. The President may grant an exemption from one or more of the provisions of this Code of Ethics if in his judgment the fundamental fiduciary obligation of the person involved is not compromised.

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By signing hereto the Board of Directors of SCM unanimously adopts this revised Code of Ethics.

Richard C. Barrett	Date

Matthew W. Markatos	Date

Debra L. Newman	Date

Karen H. Parris	Date

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EXHIBIT A

PRE CLEARANCE FORM

Employee Name:

Security Description:
Ticker:

Purchase or Sale:
No. of Shares/Units:
Execution Price:
Commission:

Trade Date:
Time Entered:
Time Reported:

Broker/Firm:

Portfolio Managers Approval (initial & date):

Committee Authorization (any 2):

	Signature	Time/Date
Richard Barrett

Matthew Markatos

Debra Newman

Inclusions:

1)   Attach a copy of the broker trade confirmation.

Pre-clearance required for following accounts:

Employee and members of same household.

Employee as trustee or beneficiary of trust OR beneficiary of retirement plan AND has or shares investment control including any of above for family members outside immediate household.

Employee is executor, personal representative or beneficiary of an estate.

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EXHIBIT B

GIFT REPORTING FORM

TO:	Stonebridge Capital Management, Inc. (“SCM”)

Chief Compliance Officer

Pursuant to SCM’s Code of Ethics, I am reporting the following gifts received during the last quarter:

Description:

Value:

To /From:

Description:

Value:

To /From:

1.	I understand that I am required to obtain the prior verbal approval the CCO before receiving a gift valued in excess of $100.00.

1.	These are all gifts received by me during the quarter.

Affiliate Print or Type Name

Date

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EXHIBIT C

INITIAL AND ANNUAL HOLDINGS REPORT

To Stonebridge Capital Management, Inc. (“SCM”):

1.	I have read and understand the Code of Ethics dated for SCM (the “Code”) and recognize that I am subject thereto as an officer, director or employee of SCM. I understand that capitalized terms used herein have the same meaning as in the Code.

2.	I hereby certify that the following is a list of all securities, except securities issued by the United States Treasury or shares of an open-end mutual fund, any of my Affiliate Personal Accounts own as of (Date):

Name & Type of Security	Ticker/CUSIP	Number of Shares or Principal Amount

3.	I hereby certify that the following is a list of all the brokerage accounts of my Affiliate Personal Accounts:

Name of Brokerage Firm	Account Number	Branch Name

4.	Except as noted on the reverse of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM’s clients, such as any economic relationship between transactions in my Affiliate Personal Account(s) and securities held or to be acquired by SCM’s clients.

Date:

Signature:

Print Name:

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EXHIBIT D

PERSONAL SECURITIES TRADING REPORTING FORM

To Stonebridge Capital Management, Inc. (“SCM”):

Quarter for which transactions are reported:                      to                      (the “Quarter”).

I understand that capitalized terms used herein have the same meaning as in the Code of Ethics.

I have made the following security transactions in my Affiliate Personal Accounts during the Quarter:

Security	Ticker/	Date of	No. of	Dollar	Nature of	Price	Broker or
And class	CUSIP	Transaction	Shares	Amount of	Transaction	Per	Bank
(the “Security”)				Transaction	(Purchase, sale)	Share	Through
Incl. int & mat. date							Whom Effected

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM clients, such as the existence of any economic relationship between my transactions and securities held or to be acquired by SCM’s clients.

Date:	Signature:

Print Name:

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EXHIBIT E

INITIAL CERTIFICATION

To Stonebridge Capital Management, Inc. (“SCM”):

EMPLOYEE’S NAME

1.

I have received, read and understand the Code of Ethics of Stonebridge Capital Management, Incorporated revised by the Board of Directors on                 , and I hereby acknowledge that it is my obligation and intent to comply with it. I understand that capitalized terms used herein have the same meaning as in the Code.

2.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM’s clients, such as any economic relationship between my securities’ holdings and securities held or to be acquired by SCM’s clients.

Employee’s Signature

Date

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EXHIBIT F

ANNUAL CERTIFICATION

To Stonebridge Capital Management, Inc. (“SCM”):

1.

I have read and understand the Code of Ethics dated                  for SCM and recognize that I am subject thereto as an employee of SCM. I understand that capitalized terms used herein have the same meaning as in the Code.

2.	I hereby certify that, during the year ended December 31, 20__. I have complied with the requirements of the Code and I have reported all securities transactions each calendar quarter.

3.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve SCM’s clients, such as any economic relationship between my transactions and securities held or to be acquired by SCM’s clients.

Date:

Signature:

Print Name:

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